                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          ALEXION PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          ALEXION PHARMACEUTICALS, INC.
                                 25 Science Park
                          New Haven, Connecticut 06511
                                 (203) 776-1790


October 27, 1998


Dear Fellow Stockholder:

         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:00 a.m., on Friday, December 4, 1998, at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017.

         This year, you are being asked to elect seven directors to the Company's Board of Directors, constituting the entire Board of Directors, and to approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares which may be issued thereunder. In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

         We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

         Thank you for your cooperation.


                                     Very truly yours,





                                     Leonard Bell, M.D.
                                     President, Chief Executive Officer,
                                     Secretary and Treasurer

                          ALEXION PHARMACEUTICALS, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                     New Haven, Connecticut
                                                     October 27, 1998



         Notice is hereby given that the Annual Meeting of Stockholders of Alexion Pharmaceuticals, Inc. will be held on Friday, December 4, 1998, at 10:00 a.m., at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017 for the following purposes:

         (1)      To elect seven directors to serve for the ensuing year;

         (2) To approve an amendment to the Company's 1992 Stock Option Plan in order to increase the number of shares reserved for issuance thereunder by 1,300,000 shares of Common Stock to an aggregate of 3,100,000 shares; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Stockholders of record at the close of business on October 22, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.




                                                       Leonard Bell, M.D.
                                                       Secretary

                          ALEXION PHARMACEUTICALS, INC.
                                 25 Science Park
                          New Haven, Connecticut 06511


                                 PROXY STATEMENT



                               GENERAL INFORMATION


Proxy Solicitation

         This Proxy Statement is furnished to the holders of Common Stock, par value $.0001 per share (the "Common Stock"), of Alexion Pharmaceuticals, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Friday, December 4, 1998, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matter's which will come before the meeting.

         Proxies will be mailed to stockholders on or about October 28, 1998 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

Revocability and Voting of Proxy

         A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for all listed nominees for director, for approval of the amendment of the Company's 1992 Stock Option Plan and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

         Only stockholders of record at the close of business on October 22, 1998 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On October 22, 1998 there were 11,226,812 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Under Delaware law, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but generally in most instances will not be counted with respect to the specific matter being voted upon. However, the effect of broker non-votes on a particular matter may also depend on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information as of October 1, 1998 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock;
(ii) each director; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and named executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.


                                                                Number of                Percentage of
                                                                 Shares                   Outstanding
    Name and Address                                          Beneficially                 Shares of
    of Beneficial Owner (1)                                     Owned (2)                  Common Stock
    -----------------------                                     ---------                  ------------
    BB Biotech AG
         Vordergrasse 3
         8200 Schaffhausen
         CH/Switzerland (3) ................................... 1,824,113                         16.2%

    Scudder Kemper Investments, Inc.
         345 Park Avenue
         New York, NY  10154 (4) ..............................   911,000                          8.1%

    United States Surgical Corporation
         150 Grover Avenue
         Norwalk, Connecticut 06856 (5) .......................   824,087                          7.3%

    OrbiMed Advisors, LLC (formerly Mehta
         and Isaly Asset Management, Inc.)
         767 Third Avenue, Sixth Floor
           New York, NY  10017 (6) ............................   773,500                          6.9%


    Eileen M. More (7) ........................................   520,984                          4.6%

    Timothy F. Howe (8) .......................................   454,129                          4.0%

    Leonard Bell, M.D. (9) ....................................   449,600                          3.9%

    Stephen P. Squinto, Ph.D. (10) ............................   143,575                          1.3%

    David W. Keiser (11) ......................................   126,050                          1.1%

    Louis A. Matis, M.D. (12) .................................   111,025                          1.0%

    John H. Fried, Ph.D. (13) .................................    88,636                          *

    Joseph A. Madri, Ph.D., M.D. (14) .........................    55,100                          *



                                                                Number of                Percentage of
                                                                 Shares                   Outstanding
    Name and Address                                          Beneficially                 Shares of
    of Beneficial Owner (1)                                     Owned (2)                Common Stock
    -----------------------                                     ---------                ------------
    Max Link, Ph.D., (15) .....................................    23,123                          *

    Leonard Marks, Jr., Ph.D. (16) ............................    13,600                          *

    Directors and Executive Officers as a group
          (10 persons) (17) ................................... 1,985,822                       16.8%


------------------------

*    Less than one percent.

(1) Unless otherwise indicated, the address of all persons is 25 Science Park, Suite 360, New Haven, Connecticut 06511.

(2) To the Company's knowledge, except as set forth below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes in this table.

(3)      This figure is based upon information set forth in Amendment No. 3 to
         Schedule 13D dated May 27, 1998, filed jointly by BB Biotech AG and Biotech Target, S.A.. Biotech Target, S.A., a Panamanian corporation, is a wholly - owned subsidiary of BB Biotech AG. BB Biotech AG is a holding company incorporated in Switzerland.

(4) This figure is based upon a Report on Form 13F for the quarter ended June 30, 1998, filed by Scudder Kemper Investments, Inc. ("SKII") with the Securities and Exchange Commission on August 14, 1998. Of these shares, SKII claims sole voting authority for 207,900 shares, shared voting authority for 572,900 shares, and no voting authority for 130,200 shares.

(5)      This figure is based upon information set forth in Amendment No. 2 to
         Schedule 13D dated December 12, 1997. United States Surgical Corporation completed a merger with a subsidiary of Tyco International Ltd. on October 1, 1998.

(6)      This figure is based upon information set forth in Amendment No. 1 to
         Schedule 13D dated July 25, 1997, filed by a group consisting of Samuel
         D. Isaly, Viren Mehta and certain entities affiliated with these individuals including Pharma/Health, M and I Investors, Inc., Caduceus Capital, L.P., Caduceus Capital Management, Inc. and Worldwide Health Services Portfolio.

(7) Includes 25,100 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of October 1, 1998 granted to Eileen More. Also includes 484,977 shares owned by Oak Investment V Partners and 10,907 shares owned by Oak Investment V Affiliates, two affiliated limited partnerships (collectively, "Oak Investments"). Ms. More is a General Partner at Oak Investments.

         Excludes 3,700 shares obtainable through the exercise of options granted to Ms. More, which are not exercisable within 60 days of October 1, 1998.

(8) Includes shares of Common Stock beneficially owned by Collinson Howe Venture Partners, Inc. ("CHVP") (see paragraph below). Includes 5,100 shares, which may be acquired upon the exercise of options within 60 days of October 1, 1998 granted to Timothy F. Howe. Excludes 3,700 shares obtainable through the exercise of options granted to Mr. Howe, which are not exercisable within 60 days of October 1, 1998. Mr. Howe disclaims beneficial ownership of shares held or beneficially owned by CHVP.

         CHVP is a venture capital investment management firm, which is the managing member of Biotechnology Investment Group, L.L.C. ("BIG"), and is the investment advisor to Schroders, Inc. As such, CHVP shares beneficial ownership of 417,575 shares and 28,864 shares of Common Stock owned by BIG and Schroders, Inc., respectively. Mr. Howe, a director of the Company, is the Vice President and a minority stockholder of CHVP. As such, he shares investment and voting power over the shares beneficially owned by CHVP.

(9) Includes 290,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of October 1, 1998 and 300 shares, in aggregate, held in the names of Dr. Bell's three minor children. Excludes 195,000 shares obtainable through the exercise of options, granted to Dr. Bell, which are not exercisable within 60 days of October 1, 1998 and 90,000 shares held in trust for Dr. Bell's children of which Dr. Bell disclaims beneficial ownership. Also excludes 60,000 shares obtainable through the exercise of options granted to Dr. Bell which are not exercisable within 60 days of October 1, 1998 and are subject to shareholders' approval to increase the authorized number of shares in the Company's 1992 Stock Option Plan. Dr. Bell disclaims beneficial ownership of the shares held in the name of his minor children.

(10) Includes 86,875 shares of Common Stock which may be acquired upon the exercise of options granted to Dr. Squinto within 60 days of October 1, 1998 and 6,200 shares, in aggregate, held in the names of Dr. Squinto's two minor children of which 6,000 shares are in two trusts managed by his wife. Excludes 53,125 shares obtainable through the exercise of options, granted to Dr. Squinto, which are not exercisable within 60 days of October 1, 1998. Also excludes 25,000 shares obtainable through the exercise of options granted to Dr. Squinto which are not exercisable within 60 days of October 1, 1998 and are subject to shareholders' approval to increase the authorized number of shares in the Company's 1992 Stock Option Plan. Dr. Squinto disclaims beneficial ownership of the shares in the name of his minor children and the foregoing trusts.

(11) Includes 83,750 shares of Common Stock which may be acquired upon the exercise of options within 60 days of October 1, 1998 and 300 shares, in aggregate, held in the names of Mr. Keiser's three minor children. Excludes 66,250 shares obtainable through the exercise of options, granted to Mr. Keiser, which are not exercisable within 60 days of October 1, 1998. Also excludes 25,000 shares obtainable through the exercise of options granted to Mr. Keiser which are not exercisable within 60 days of October 1, 1998 and are subject to shareholders' approval to increase the authorized number of shares in the Company's 1992 Stock Option Plan. Mr. Keiser disclaims beneficial ownership of the shares held in the name of his minor children.

(12) Includes 96,875 shares of Common Stock which may be acquired upon the exercise of options granted to Dr. Matis within 60 days of October 1, 1998 and 150 shares, in aggregate, held in the names of Dr. Matis's three minor children. Excludes 53,125 shares obtainable through the exercise of options, granted to Dr. Matis, which are not exercisable within 60 days of October 1, 1998. Also excludes 25,000 shares obtainable through the exercise of options granted to Dr. Matis which are not exercisable within 60 days of October 1, 1998 and are subject to shareholders' approval to increase the authorized number of shares in the Company's 1992 Stock Option Plan. Dr. Matis disclaims beneficial ownership of the shares held in the name of his minor children.

(13) Includes 12,600 shares of Common Stock that may be acquired on the exercise of options that are exercisable within 60 days of October 1, 1998. Excludes 3,700 shares obtainable through the exercise of options, granted to Dr. Fried, which are not exercisable within 60 days of October 1, 1998.

(14) Includes 10,100 shares of Common Stock that may be acquired on the exercise of options that are exercisable within 60 days of October 1, 1998. Excludes 3,700 shares obtainable through the exercise of options, granted to Dr. Madri, which are not exercisable within 60 days of October 1, 1998.

(15) Excludes 2,000 shares of Common Stock obtainable through the exercise of options, granted to Dr. Link, which are not exercisable within 60 days of October 1, 1998.

(16) Includes 12,600 shares of Common Stock, which may be acquired upon the exercise of options within 60 days of October 1, 1998. Excludes 3,700 shares obtainable through the exercise of options, granted to Dr. Marks, which are not exercisable within 60 days of October 1, 1998.

(17) Consists of shares of Common Stock beneficially owned by Drs. Bell, Fried, Link, Madri, Marks, Matis, and Squinto, and Mr. Keiser, Mr. Howe and Ms. More. Includes 623,000 shares, which may be acquired upon the exercise of warrants within 60 days of October 1, 1998. Excludes shares beneficially owned by Dr. Bernadette Alford, a named executive officer, who resigned from the Company in September 1998.


                      PROPOSAL NO.1 - ELECTION OF DIRECTORS

      Seven directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

      The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:


                                                Year First               Principal Occupation During
            Director                 Age      Became Director                 The Past Five Years
           ----------                ---      ---------------                 -------------------
John H. Fried, Ph.D .............    69            1992         Chairman  of the  Board  of  Directors  of the
                                                                Company  since April 1992;  President of Fried
                                                                & Co.,  Inc.  since  1992;  Vice  Chairman  of
                                                                Syntex  Corp.  from 1985 to  January  1993 and
                                                                President  of  the  Syntex  Research  Division
                                                                from 1976 to 1992. (1)(2)

Leonard Bell, M.D ...............    40            1992         President,  Chief Executive Officer, Secretary
                                                                and  Treasurer  of the Company  since  January
                                                                1992; Assistant Professor of Medicine and
                                                                Pathology and Co-Director of the Program in
                                                                Vascular Biology at the Yale University School of
                                                                Medicine from 1991 to 1992; Attending Physician
                                                                at the Yale-New Haven Hospital and Assistant
                                                                Professor of the Department of Internal Medicine at
                                                                the Yale University School of Medicine from 1990 through 1992.

Timothy F. Howe .................    40            1995         Principal of Collinson Howe Venture  Partners,
                                                                Inc.,  a  venture   capital   management  firm
                                                                specializing  in  life  sciences  investments,
                                                                since 1990. (2)

Max Link, Ph.D ..................    58            1992         Retired;  Chief  Executive  Officer of Corange
                                                                (Bermuda),  the parent  company of  Boehringer
                                                                Mannheim  Therapeutics,   Boehringer  Mannheim
                                                                Diagnostics  and DePuy  Orthopedics,  from May
                                                                1993 to June  1994;  Chairman  of the Board of
                                                                Sandoz  Pharma,  Ltd.  from  1992 to 1993  and
                                                                Chief  Executive  Officer  of  Sandoz  Pharma,
                                                                Ltd. from 1987 to 1992. (1)(2)

Joseph A. Madri, Ph.D., M.D. ....    52            1992         Faculty Member of the Yale  University  School
                                                                of Medicine since 1980.

Leonard Marks, Jr., Ph.D ........    77            1992         Independent  Corporate Director and Management
 .                                                               Consultant since 1985. (1)(2)

Eileen M. More                       52            1993         General Partner of Oak Investment  Partners, a
                                                                venture capital firm, since 1980.


------------------------------

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.

     Dr. Fried is Chairman of the Board of Corvas International Incorporated. Dr. Link is a director of Protein Design Labs, Inc., Cell Therapeutics, Inc., Procept, Inc. and Human Genome Sciences Inc. Dr. Marks is a director of Airlease Management Services, which is a subsidiary of Bank of America, and Northern Trust Bank of Arizona. Ms. More is a director of several high technology and biotechnology companies including Instream Corporation, OraPharma, Inc., Femme Pharma, Halox Technologies, and Teloquent Communication Corporation.

      In February 1993, the Board formed an Audit Committee, which was established to review the internal accounting procedures of the Company and to consult with and review the Company's independent auditors and the services provided by such auditors. Drs. Fried, Link and Marks are the current members of the Audit Committee. During the fiscal year ended July 31, 1998, the Audit Committee held one meeting.

      In February 1993, the Board formed a Compensation Committee, which was established to review compensation practices, to recommend compensation for executives and key employees, and to administer the Company's 1992 Stock Option Plan. Drs. Fried, Link, Marks and Mr. Howe are the current members of the Compensation Committee. During the fiscal year ended July 31, 1998, the Compensation Committee held four meetings.

      During the fiscal year ended July 31, 1998, the Board of Directors held six meetings and acted by unanimous written consent in lieu of a meeting four times. Each director attended at least 75% of the meetings of the Board of Directors held when he or she was a Director and of all committees of the Board of Directors on which he or she served.


Certain Relationships and Related Transactions

         In March 1998, BB Biotech, a single institutional investor, purchased 670,000 shares of the Company's Common Stock, par value $0.0001, in a private placement at $13.175 per share, aggregating $8.827 million. At October 1, 1998, BB Biotech beneficially owned 1,824,113 shares of Common Stock, or approximately 16.2%, of the Company's outstanding shares of common stock.

         In September 1997, US Surgical and the Company modified the July 1995 Joint Development Agreement (described below). As part of the modification, US Surgical made an additional $6.5 million payment to the Company for equity, exclusive licensing rights, and certain manufacturing assets. Under the modified agreement, the additional $6.5 million payment comprised: (i) a $3 million equity investment in the Company through the purchase of 166,945 shares of the Company's Common Stock at a price of $17.97 per share, which represented a 25% premium over the market price on the day prior to the date of closing and (ii) a $3.5 million payment to acquire technology and certain xenograft manufacturing assets. Further, as part of the amended agreement, US Surgical and the Company agreed that the pre-clinical milestone payments in the original agreement are considered to have been satisfied. At October 1, 1998, US Surgical beneficially owned an aggregate of 824,087 shares of Common Stock or approximately 7.3% of the Company's outstanding shares of common stock.

         In September 1997, BB Biotech, a single institutional investor, purchased 400,000 shares of Series B Preferred Stock at $25.00 per share, convertible automatically in six months, or at the election of the holder at any time after the date of issuance, into 935,782 shares of common stock at $10.686 per share. The conversion price represented a 3% premium to the closing bid of $10.375 on the day of pricing. The Series B Preferred Stock would pay a dividend of $2.25 per share of Series B Preferred Stock on March 4, 1998, payable in cash or the Company's Common Stock at the discretion of the Company. In March 1998, the Series B Preferred Stock was converted to 935,782 shares of the Company's Common Stock, par value $0.0001, and the Company elected to pay the dividend on the preferred stock in shares of common stock, aggregating 70,831 shares.

         In July 1995, the Company entered into a series of agreements with US Surgical relating to a collaboration for the development of non-human UniGraft organ products designed for transplantation into humans. In furtherance of the joint collaboration, US Surgical also purchased $4.0 million of the Company's Common Stock, at a price of $8.75 per share and agreed to fund up to $7.5 million for the completion of pre-clinical research and development of the UniGraft program, a portion of which is dependent on the achievement of development milestones. US Surgical, a principal stockholder of the Company, purchased approximately ten percent of the shares of Common Stock offered at the Company's initial public offering. Through July 31, 1997, the Company has received $4.0 million in research and development support under its collaboration with US Surgical.

         In June and October 1992, the Company entered into certain patent licensing agreements with Oklahoma Medical Research Foundation ("OMRF") and Yale University ("Yale"). The agreements provide that the Company agreed to pay such institutions royalties based on sales of products incorporating technology licensed thereunder and also license initiation fees, including annual minimum royalties that increase in amount based on the status of product development and the passage of time. Under policies of OMRF and Yale, the individual inventors of patents are entitled to receive a percentage of the royalties and other license fees received by the licensing institution. Certain founders of and scientific advisors to the Company are inventors under such patent and patent applications (including Drs. Bell and Madri, directors of the Company, and Dr. Squinto, the Senior Vice President and Chief Technology Officer of the Company, with respect to patent applications licensed from Yale) and, therefore, entitled to receive a portion of such royalties and other fees payable by the Company.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

      Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that the reporting requirements of Section 16(a) under the Securities Exchange Act, as amended, applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that each of Louis A. Matis, Senior Vice President and Chief Science Officer, and Stephen P. Squinto, Senior Vice President and Chief Technology Officer, failed to timely report one transaction on Form 4. Each transaction has been subsequently reported.

Vote Required

      The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

                             EXECUTIVE COMPENSATION

         The following table shows all the cash compensation earned as well as certain other compensation earned during the fiscal years indicated to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company for such period in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE


                                                                                               Long Term
                                                          Annual Compensation                 Compensation
                                              ---------------------------------------------------------------
                                       Fiscal      Base                       Other              Options
     Name and Principal Position        Year      Salary      Bonus(1)    Compensation      (number of shares)
     ---------------------------       ------     ------      --------    ------------       -----------------
Leonard Bell, M.D.                      1998      $250,000     $50,000     $3,873 (2)              60,000 (3)
    President, Chief Executive          1997       213,404           0      1,983 (2)             150,000
    Officer, Secretary and Treasurer    1996       191,328      25,000          -                  75,000

David W. Keiser                         1998      $178,000     $30,000     $3,788 (2)              25,000 (3)
    Executive Vice President and        1997       157,642      29,000      1,892 (2)              25,000
    Chief Operating Officer             1996       151,580      15,000                             50,000

Louis A. Matis, M.D.                    1998      $165,000     $30,000     $2,400 (2)              25,000 (3)
    Sr. Vice President and              1997       138,423      25,000          -                  22,500
    Chief Scientific Officer            1996       133,100      12,000          -                  45,000

Stephen P. Squinto, Ph.D.               1998      $165,000     $30,000          -                  25,000 (3)
    Sr. Vice President and              1997       148,460      25,000          -                  22,500
    Chief Technical Officer             1996       133,100      12,000          -                  45,000

Bernadette L. Alford, Ph.D. (4)         1998      $176,000     $30,000          -                       0
    Sr. Vice President of Regulatory    1997       150,801      30,000          -                  22,500
    Affairs and Project Development     1996       145,000      15,000                             45,000


(1) Includes bonuses earned during the fiscal year which may have been paid in the subsequent fiscal year.
(2) Represents the Company's matching contribution pursuant to its 401(k) defined contribution plan.
(3) Subject to shareholders' approval of an increase in the number of shares authorized under the Company's 1992 Stock Option Plan.
(4) Dr. Alford resigned from the Company in September 1998.

    The following table sets forth information with respect to option grants in 1998 to the persons named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realized
                                     % of Total                                           Value at Assumed
                                       Options                                            Annual Rates of
                       Number of     Granted to                                             Stock Price
                       Securities     Employees   Exercise      Market                    Appreciation for
                       Underlying        in           or       Price on                   Option Term (3)
                        Options      Fiscal Year  Base Price   Date of   Expiration  -----------------------
       Name          Granted(#)(1)       (2)        ($/sh)      Grant       Date       5% ($)       10% ($)
       ----          -------------   -----------  ----------   --------  ----------  --------     ----------
Leonard              60,000 (4)(5)      11.0        $9.00       $9.00      07/29/08   449,550     1,035,696
Bell, M.D.
David W.             25,000 (5)          4.6         9.00        9.00     07/29/08   187,312       431,540
Keiser
Louis A.             25,000 (5)          4.6         9.00        9.00     07/29/08   187,312       431,539
Matis, M.D.
Stephen P.           25,000 (5)          4.6         9.00        9.00     07/29/08   187,312       431,539
Squinto, Ph.D.
Bernadette L.             0              0           0           0           0             0             0
Alford, Ph.D. (6)


---------------------

(1) Options vest in four equal annual installments commencing on the anniversary date of the grant unless otherwise indicated.
(2) Based upon options to purchase 547,000 shares granted to all employees during fiscal 1998. This includes 267,500 shares available through the exercise of options that are subject to shareholders' approval to increase the authorized number of shares in the Company's 1992 Stock Option Plan.
(3) The 5% and 10% assumed rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.
(4) These options vest in three equal annual installments commencing on the anniversary date of the grant.
(5) Granted options are subject to shareholders' approval to increase the authorized number of shares in the Company's 1992 Stock Option Plan.
(6)  Dr. Alford resigned from the Company in September 1998.

    The following table sets forth information with respect to (i) stock options exercised in 1998 by the persons named in the Summary Compensation Table and
(ii) unexercised stock options held by such individuals at July 31, 1998.

                           AGGREGATED OPTION EXERCISES
              IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                            Number of Unexercised      Value of Unexercised,
                                 Shares                     Options Held at Fiscal    In-the-Money Options at
                               Acquired on    Value               Year End               Fiscal Year End ($)(1)
            Name               Exercise (#)  Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
            ----               ------------  ------------  -----------  -------------  -----------  -------------
    Leonard Bell, M.D.               0            0           290,000       255,000     $1,179,061    $527,497
    David W. Keiser                  0            0            83,750        91,250        414,840     210,152
    Louis A. Matis, M.D.             0            0            96,875        78,125        541,325     141,325
    Stephen P. Squinto, Ph.D.        0            0            86,875        78,125        463,201     141,325
    Bernadette L. Alford,            0            0                 0             0              0           0
    Ph.D.

----------------------

(1) Based on the average of the high and low sale price per share of the Common Stock on July 31, 1998 of $9.375.


Employment Agreements

         Dr. Leonard Bell, President, Chief Executive Officer, Secretary and Treasurer of the Company, has a three-year employment agreement with the Company which expires April 1, 2000. The agreement provides that Dr. Bell will be employed as the President and Chief Executive Officer of the Company and that the Company will use its best efforts to cause Dr. Bell to be elected to the Board of Directors for the term of the agreement. Dr. Bell currently receives an annual base salary of $275,000. The contract provides that if (i) Dr. Bell is dismissed for any reason other than cause (as defined in the employment agreement) or (ii) Dr. Bell terminates the employment agreement for certain reasons including (a) certain changes in control of the Company, (b) Dr. Bell's loss of any material duties or authority, (c) if the Chief Executive Officer is not the highest ranking officer of the Company, (d) an uncured material breach of the employment agreement by the Company and (e) the retention of any senior executive officer by the Company, or an offer to pay compensation to any senior executive of the Company that in either case is unacceptable to Dr. Bell, in his reasonable judgment, then Dr. Bell shall be entitled to receive a lump sum cash payment equal to Dr. Bell's annual salary then in effect multiplied by the number of years remaining in the term of the employment agreement. In addition, upon such termination, all stock options and stock awards vest and become immediately exercisable and remain exercisable through their original terms. If, upon the termination of the employment agreement on April 1, 2000, Dr. Bell shall cease to be employed by the Company in the capacity of Chief Executive Officer by reason of the Company's decision not to continue to employ Dr. Bell as Chief Executive Officer at least on terms substantially similar to those set forth in the existing employment agreement, then Dr. Bell will be entitled to a severance payment equal to his annual salary during the final year of such employment agreement.

     Mr. David W. Keiser, Executive Vice President and Chief Operating Officer, has a three-year employment agreement with the Company which commenced in July 1997. Mr. Keiser currently receives an annual base salary of $190,460.

     Dr. Stephen P. Squinto, Senior Vice President and Chief Technical Officer, has a five-year employment agreement with the Company which commenced in March 1997. Dr. Squinto currently receives an annual base salary of $180,500.

     Dr. Louis A. Matis, Senior Vice President and Chief Scientific Officer, has a five-year employment agreement with the Company which commenced in August 1997. Dr. Matis currently receives an annual base salary of $180,500.

         Under the employment agreements for each of Mr. Keiser and Drs. Squinto and Matis, if any of them, respectively, is dismissed for any reason other than cause (as defined in the employment agreement), death or disability, or if any of them, respectively, terminates the employment agreement because of an uncured material breach thereof by the Company, he shall be entitled to receive a lump sum cash payment equal to the greater of (a) the annual salary for the remainder of the then current year of employment and (b) six months salary at the annual rate for the then current year of employment. In addition, upon such termination, all stock options shall accelerate vesting such that the number of such options vested on the day of termination shall be equal to the number of such options vested if the executive were to have been continuously employed by the Company until the date twelve months after the date of termination.

     Dr. Bernadette Alford, Senior Vice-President of Regulatory Affairs and Project Management, had been employed by the Company since September 1994. Dr. Alford resigned from the Company in September 1998. Dr. Alford had received an annual base salary of $180,000.

         All the Company's employment agreements require acknowledgment of the Company's possession of information created, discovered or developed by the employee/executive and applicable to the business of the Company and any client, customer or strategic partner of the Company. Each employee/executive also agreed to assign all rights he/she may have or acquire in proprietary information and to keep such proprietary information confidential and also agreed to certain covenants not to compete with the Company.

Compensation of Directors

         Directors may be granted options to purchase Common Stock under the 1992 Stock Option Plan and the 1992 Outside Directors' Stock Option ("The Directors' Option Plan") Plan. During February 1996, Drs. Fried, Link and Marks, independent members of the Board and the members of the Company's audit and compensation committees, became entitled to receive an annual accrued stipend of $25,000, $8,000 and $8,000, respectively, which began to accrue on November 1, 1994. Per meeting fees were paid in the amounts of $1,500, $750, and $750 to Drs. Fried, Link and Marks, respectively. These per meeting fees were deducted from the accrued stipends, which were paid during 1996. Effective September 9, 1996, all non-employees, non-Chairman members of the Board became entitled, with 75% attendance at Board meetings, to receive an annual accrued stipend of up to $8,000. The Chairman of the Board is entitled, with 75% attendance at Board meetings, to receive an annual accrued stipend of up to $25,000. Per meeting fees are paid in the amounts of $1,500 and $750 to the Chairman of the Board and non-employee members of the Board, respectively. These per meeting fees are deducted from the maximum annual accrued stipends, which are to be paid in October of the following year. Each of Drs. Fried, Madri, Marks, Link, Ms. More and Mr. Howe all attended at least 75% of the meetings of the Company's Board and received their full annual stipend.

         The Company's Directors' Option Plan was adopted by the Board of Directors in August 1992 and approved by its stockholders in September 1992. The Directors' Option Plan was amended in November 1995. The Directors' Option Plan provides for the automatic grant of options to purchase shares of Common Stock to directors of the Company who are not officers, nor employees, nor consultants of the Company or any of its subsidiaries (other than the Chairman of the Board of Directors of the Company who shall be eligible) ("Outside Directors"). Subject to the provisions of the Directors' Option Plan, the Board has the power and authority to interpret the Directors' Option Plan, to prescribe, amend and rescind rules and regulations relating to the Directors' Option Plan and to make all other determinations deemed necessary or advisable for the administration of the Directors' Option Plan. No participant may participate in any determination of the Board concerning options granted to such Participant under the Directors' Option Plan.

         Under the Directors' Option Plan, each Outside Director receives an option to purchase 7,500 shares of Common Stock on the date of his or her election to the Board. In addition, on the date of each annual meeting of stockholders at which a director is reelected, such director, if he or she is still an Outside Director on such date and has attended, either in person or by telephone, at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he or she was a director since the prior annual meeting of stockholders, will be granted an option to purchase an additional 2,000 shares of the Company's Common Stock. All options granted under the Directors' Option Plan will have an exercise price equal to the fair market value on the date of grant. Options granted under the Directors' Option Plan vest in three equal annual installments beginning on the anniversary of the date of grant.

Compensation Committee Report to Stockholders

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee is currently comprised of four directors. It is the responsibility of the Compensation Committee to determine the most effective total executive compensation strategy based on the Company's business and consistent with stockholders' interests. The Committee's specific duties entail reviewing the Company's compensation practices, recommending compensation for executives and key employees, making recommendations to the Board of Directors with respect to major compensation and benefit programs and administering the Company's stock option plans.

Compensation Philosophy

         The Company's overall compensation philosophy is to offer competitive salaries, cash incentives, stock options and benefit plans consistent with the Company's financial position. Rewarding capable employees who contribute to the continued success of the Company plus equity participation and a strong alignment to stockholder's interests are key elements of the Company's compensation policy. One of the Company's strengths, contributing to its success, is the strong management team - many of whom have been with the Company for a significant period of time. The Company's executive compensation policy is to attract and retain key executives necessary for the Company's short and long-term success by establishing a direct link between executive compensation and the performance of the Company by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards; and by providing equity awards based upon present and expected future performance to allow executives to participate in maximizing shareholder value.

         In awarding salary increases and bonuses, the Compensation Committee did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance during the past year and executive's contribution to such performance.

         Under the Omnibus Budget Reconciliation Act ("OBRA") which was enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for "performance based" remuneration, including stock options. The Company expects to keep "nonperformance based" remuneration within the $1 million limit in order that all executive compensation will be fully deductible. Nevertheless, although the Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as "performance based" remuneration.

Base Salary

         Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry average. Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar biopharmaceutical companies, and on the Company's existing compensation structure. Periodic increases in base salary relate to individual contributions to the Company's overall performance, relative marketplace competitiveness levels, length of service and the industry's annual competitive pay practice movement. No specific performance targets were established for fiscal year 1997, which was the base year for determining the salary increases awarded during 1998. In determining appropriate levels of base salary, the Compensation Committee relied in part on several biopharmaceutical industry compensation surveys.

Bonus

         Bonuses represent the variable component of the executive compensation program that is tied to individual achievement and the Company's performance. The Company's policy is to base a significant portion of its senior executives' cash compensation on bonus. In determining bonuses, the Compensation Committee considers factors such as the individual's contribution to the Company's performance and relative performance of the Company during the year.

Stock Options

         The Compensation Committee, which administers the Company's stock option plans, believes that one important goal of the executive compensation program should be to provide executives, key employees and consultants -- who have significant responsibility for the management, growth and future success of the Company -- with an opportunity to increase their ownership and potentially gain financially from the Company's stock price increases. This approach ensures that the best interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company are granted stock options from time to time, giving them a right to purchase shares of the Company's Common Stock at a specified price in the future. The grant of options is based primarily on an employee's potential contribution to the Company's growth and financial results. In determining the size of option grants, the Compensation Committee considers the number of options owned by such employee, the number of options previously granted and currently outstanding and the aggregate size of the current option grants. Options generally are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must be employed by the Company for such options to vest.

1998 Compensation to Chief Executive Officer

         In reviewing and recommending Dr. Bell's salary and bonus and in awarding him stock options for fiscal year 1998 and for his future services, the Compensation Committee followed its compensation philosophy. Dr. Bell's annual salary was increased to $275,000 in August 1998. For the 1998 fiscal year, Dr. Bell was not paid a cash bonus; however, he did earn a $50,000 bonus, which was paid in August 1998. The Compensation Committee recommended this salary and bonus in recognition of Dr. Bell's achievements in raising additional capital for the Company, advancing the Company's research efforts and advancing the Company's clinical programs. In 1998, Dr. Bell was granted options, subject to shareholders' approval of an increase in the number of shares authorized in the Company's

1992 Stock Option Plan, to purchase 60,000 shares of the Company's Common Stock at an exercise price of $9.00, the fair market value on the date of grant, under the terms of the 1992 Stock Option Plan. The options will become exercisable in equal installments over three years on the anniversary date of the date of grant. The Compensation Committee recommended this option grant, to secure the long-term services of the Company's Chief Executive Officer and to further align the Chief Executive Officer's compensation with stockholder interests.

                             COMPENSATION COMMITTEE

John H. Fried, Ph.D., Timothy F. Howe, Max Link, Ph.D. and Leonard Marks, Jr., Ph.D.

             The Company's Performance

         The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The following graph compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the Nasdaq Stock Market-United States, and (ii) the Hambrecht & Quist Biotechnology Index. The graph assumes (a) $100 was invested on February 28, 1996 in each of the Company's Common Stock, the stocks comprising the NASDAQ Stock Market-United States and the stocks comprising the Hambrecht & Quist Biotechnology Index, and
(b) the reinvestment of dividends.


                             STOCK PERFORMANCE GRAPH


                                    [GRAPHIC]

                             Cumulative Total Return

                          -----------------------------------------------
                          2/96    4/96     7/96   10/96    1/97     4/97
                          ----    ----     ----   -----    ----     ----
Alexion
Pharmaceuticals, Inc.     100.0  107.58   72.73   121.21  146.97   106.06
Nasdaq Stock
Market (U.S.) .           100.0  108.66   98.86   111.14  126.29   115.00
Hambrecht & Quist
Biotechnology Index       100.0   96.11   83.90    92.71   98.10    84.47


                          ----------------------------------------
                           7/97    10/97     1/98    4/98    7/98
                           ----    -----     ----    ----    ----
Alexion
Pharmaceuticals, Inc.     127.27  142.42    160.61  163.64  116.67
Nasdaq Stock
Market (U.S.) .           145.88  146.28    149.21  172.10  172.18
Hambrecht & Quist
Biotechnology Index        95.66   94.66     91.94  102.78  102.58


               PROPOSAL NO.2 - AMENDMENT TO 1992 STOCK OPTION PLAN

         On July 29, 1998, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1992 Stock Option Plan (the "Plan") which would increase the aggregate number of shares of Common Stock which may be issued thereunder from 1,800,000 to 3,100,000 shares, all of which would be available for the grant of either "incentive stock options", as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as incentive stock options ("Non-ISOs"). The primary features of the Plan are summarized below. The full text of the Plan and the proposed amendment thereto are set forth in Appendix A to this Proxy Statement, and the following discussion is qualified by reference thereto.

         The Board of Directors believes that approval of the amendment will serve the best interests of the Company and its stockholders by permitting the Company to continue to utilize stock options as a means to attract and retain key employees and consultants who are in a position to contribute materially to the successful conduct of the business and affairs of the Company and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company. In addition, the availability of shares for grant under the Plan is important in that it provides the Company an alternative or additional means of compensating key employees and consultants. As of October 1, 1998, there were approximately 83,000 shares available for future grants under the Plan.

         The Plan is administered by the Compensation Committee (the "Committee") appointed by the Board of Directors, which has the authority to select optionees, designate the number of shares to be covered by each option and, specify other terms and conditions of the options. The Committee presently consists of Drs. Fried, Link and Marks, and Mr. Howe all of whom are directors of the Company. Options may be granted by the Committee from time to time through February 26, 2002, the termination date of the Plan, to key employees of or consultants to the Company or a subsidiary of the Company (a "Subsidiary"), within the meaning of Section 424(f) of the Code, and to directors of the Company or a Subsidiary who are not employees or consultants. The Plan limits the maximum option grant to an employee in any calendar year to 200,000 shares. All employees are eligible to participate in the Plan, and, as of October 1, 1998, approximately 79 employees, directors, and consultants held outstanding options under the Plan.

         The exercise price for shares covered by an incentive stock option may not be less than 100% of the fair market value (as defined in the Plan) of the Common Stock on the date of grant (110% in the case of a grant to an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or Subsidiary entitled to vote (a "10% Stockholder")). The exercise price for shares covered by a Non-ISO may not be less than the par value of the Common Stock on the date of the grant. Unless terminated sooner, options must expire no later than ten years (five years in the case of an incentive stock option granted to a 10% Stockholder) from the date of grant.

         The Plan provides that all outstanding options will become exercisable in the event of an Exchange Transaction (as defined below) and any outstanding options not exercised before consummation of an Exchange Transaction will thereupon terminate. However, in the event of an Exchange Transaction in which the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") and, if the Board, in its sole discretion, so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock at an amount and price determined on the same basis as the number of shares of Exchange Stock that holders of Common Stock will receive in the Exchange Transaction. An Exchange Transaction means a merger (other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere re-incorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock. The number of shares that may be issued under the Plan, individually in any year or in the aggregate, and the number of shares and exercise price per share covered by outstanding options will be adjusted, as appropriate, in the event of a stock dividend or similar capital charge involving the Company's Common Stock.

         Any option outstanding on February 26, 2002 will remain in effect until it is exercised, terminates or expires in accordance with its terms.

         The Board of Directors may amend or terminate the Plan, subject to stockholder approval in certain cases, e.g., amendments that would increase the number of shares issuable under the Plan or change the class of employees eligible to receive options or effect a material increase of benefits under the Plan.

         The table below indicates stock options which were authorized for issuance, subject to stockholder approval of Proposal No.2 of this Proxy Statement, to (i) each person named in then Summary Compensation Table appearing earlier in this Proxy Statement, (ii) all current executive officers of the Company as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees of the Company, including all current officers of the Company who are not executive officers of the Company, as a group:

                         1992 Stock Option Plan Benefits

Name and Position                                          Dollar Value (1)          Number of Options
-----------------                                          ----------------          -----------------
Leonard Bell, President and CEO                                    $540,000               60,000
David Keiser, Executive V.P. and COO                               $225,000               25,000
Louis Matis, Sr. V.P. and CSO                                      $225,000               25,000
Stephen Squinto, Sr. V.P. and CTO                                  $225,000               25,000

Executive Officers as a Group (4 persons)                        $1,215,000              135,000

Non-Executive Officer Director Group (0 persons)                          0                    0

Non-Executive Officer Employee Group (13 persons)                $1,190,250              132,250

--------------------------------

(1) Amounts are determined by multiplying the number of options granted by the exercise price of the option which was $9.00, the market closing price of a share of the Company's Common Stock on July 29, 1998, the grant date.

Federal Income Tax Consequences

         Following is a summary of the salient Federal income tax consequences associated with options granted under the Plan.

         An optionee will not realize taxable income upon the grant of the option. In general, the holder of a Non-ISO will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction (subject to the $1 million limitation of deductibility of executive compensation). (If a Non-ISO is exercised within six months after the date of grant and if the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Exchange Act, the optionee generally recognizes ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised (or, if later, the time ordinary income was recognized with respect to the exercise).

         The holder of an incentive stock option does not realize taxable income upon exercise of the option, although the option spread is included in income for alternative minimum tax purposes. If the stock acquired upon exercise of the incentive stock option is sold or otherwise disposed of within two years from the grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then any gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

Vote Required

         The affirmative vote of holders of a majority of the shares of Common Stock issued and outstanding is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the numbers of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Arthur Andersen LLP has been the independent auditors for the Company since the Company's inception and will serve in that capacity for the 1999 fiscal year. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will respond to appropriate questions from stockholders.


                              STOCKHOLDER PROPOSALS

         All stockholder proposals which are intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company no later than June 24, 1999 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.


                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                            By Order of the Board of Directors


                                            Leonard Bell, M.D.
                                               Secretary



Dated:   October 27, 1998



A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: ALEXION PHARMACEUTICALS, INC., 25 SCIENCE PARK, NEW HAVEN, CONNECTICUT 06511, ATTENTION: PRESIDENT.

Below is the text of the Company's 1992 Stock Option Plan as proposed to be amended pursuant to Proposal No. 2. Proposed language to the 1992 Stock Option Plan is set forth in bold print and the language to be deleted is set forth in brackets.

                                                                      APPENDIX A

                          ALEXION PHARMACEUTICALS, INC.
                             1992 STOCK OPTION PLAN

     1. Purpose. The purpose of the Alexion Pharmaceuticals, Inc. 1992 Stock Option Plan (the "Plan") is to enable Alexion Pharmaceuticals, Inc. (the "Company") and its stockholders to secure the benefits of common stock ownership by key personnel of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of the Company.

     2. Stock Subject to the Plan. The Company may issue and sell a total of 3,100,000 [1,800,000] shares of its common stock, $.0001 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and un - issued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

     3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board. Unless the Board determines otherwise, the members of the Committee are to be "disinterested directors" within the meaning and for the purposes of Rule 16(b)-3 under the Securities Exchange Act of 1934. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

     4. Eligibility. Options may be granted under the Plan to present or future key employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), and to consultants to the Company or a Subsidiary who are not employees. Options may be granted to directors of the Company or a Subsidiary whether or not also employees of or consultants to the Company and/or a Subsidiary. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option within the meaning of Section 422 of the Code (an "Incentive Stock Option").

     5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan (and, in the case of an Incentive Stock Option, not inconsistent with the provisions of the Code applicable thereto) as the Committee deems appropriate.

          (a) Option Exercise Price. In the case of an option which is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "ten percent shareholder")). For purposes hereof, the fair market value of a share of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

          (b) Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed 10 years from the date the option is granted (5 years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

          (c) Exercise of Options. Unless otherwise determined by the Committee, no option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service of the Company or a Subsidiary for at least one year (or for such other period as the Committee may designate) from the date the option is granted. Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment or service with the Company or a Subsidiary following the date of grant:

                Full                  Incremental                Cumulative
              Years of               Percentage of              Percentage of
             Continuous                 Option                     Option
        Employment/Service            Exercisable                Exercisable
        ------------------           -------------              -------------
            Less than 1                    0%                        0%
                 1                        20%                        20%
                 2                        20%                        40%
                 3                        20%                        60%
                 4                        20%                        80%
             5 or more                    20%                       100%

All or part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the consent of the Committee, no partial exercise of an option may be for less than 100 shares. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

          (d) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than 5 years.

          (e) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

          (f) Nontransferability of Options. No option shall be assignable or transferable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

           (g) Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then, unless the Committee determines otherwise, each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

          (h) Maximum Option Grant. The maximum option grant which may be made to an employee of the Company in any calendar year shall not cover more than 200,000 shares.

          (i) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     6. Capital Changes, Reorganization, Sale.

          (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

          (b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this subparagraph, in the event of an Exchange Transaction (as defined below), all optionees will be permitted to exercise their outstanding options (whether or not otherwise exercisable) and any outstanding options not exercised before the consummation of the Exchange Transaction will thereupon terminate. Notwithstanding the preceding sentence, if, as part of the Exchange Transaction, the shareholders of the Company receive capital stock of another corporation ("Exchange Stock), and if the Board, in its sole discretion, so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The amount and price of the converted options will be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in the Exchange Transaction.

          (c) Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the Shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

          (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

          (e) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an optionee agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made in such a manner so as not to constitute a "modification" as defined in Section 424(h) of the Code and so as not to cause the optionee's Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option.

     7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

     8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

     9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

     10. Decisions and Determinations of Committee to be Final. Except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

     11. Term of the Plan. The Plan shall be effective as of February 27, 1992, the date on which it was adopted by the Board, subject to the approval of the stockholders of the Company, which approval was granted on February 27, 1992. The Plan will terminate on February 26, 2002, the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. The rights of optionees under the options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).